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                                                                    EXHIBIT 99.3

                               USA NETWORKS, INC.
                                   USANi, LLC
              OFFER TO EXCHANGE THEIR 6 3/4% SENIOR NOTES DUE 2005
       FOR ANY AND ALL OF THEIR OUTSTANDING 6 3/4% SENIOR NOTES DUE 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 1999, UNLESS EXTENDED.

                                                                          , 1999

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     USA Networks, Inc., a Delaware corporation ("USAi"), and USANi LLC, a Delaware limited liability company ("USANi LLC" and, together with USAi, the "Issuers"), are offering upon the terms and conditions set forth in the
Prospectus, dated               , 1999 (as the same may be amended from time to
time, the "Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") their 6 3/4% Senior Notes due 2005 (the "Exchange Notes") for an equal principal amount of their outstanding 6 3/4% Senior Notes due 2005 (the "Outstanding Notes" and, together with the Exchange Notes, the "Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Outstanding Notes for Exchange Notes. Outstanding Notes may only be tendered in integral multiples of $1,000.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  The Prospectus;

          2. The Letter of Transmittal (including Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9) for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the time the Exchange Offer expires, or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. A return envelope addressed to The Chase Manhattan Bank, the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON               , 1999, UNLESS EXTENDED. OUTSTANDING
NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
BEFORE THE EXCHANGE OFFER EXPIRES.
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     In all cases, exchanges of Outstanding Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing such Notes (or evidence of a book-entry delivery into the Exchange Agent's Account at the Depository Trust Company), the Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) properly completed and duly executed with any required signature guarantee, and any other documents required by the Letter of Transmittal.

     If holders of Outstanding Notes wish to tender, but it is impracticable for them to forward their certificates for Outstanding Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     The Issuers will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Issuers will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at (212) 638-0828

                                         Very truly yours,

                                         USA NETWORKS, INC.
                                         USANi LLC

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS, THE EXCHANGE AGENT, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.